Exhibit (c)(4)

MANAGEMENT FORECAST : SCENARIO ANALYSIS 24 JANUARY 2013 CONFIDENTIAL WORKING DRAFT

Scenarios to Management Forecast ($ in millions) DESCRIPTION SALES CAGR 2017E EBITDA MANAGEMENT FORECAST 7.6% $527 MARKET GROWTH Geographic segments growth reduced to market growth rate Reflects growth from increasing hydraulics content per machine Assumes no market share gains Margins kept same as management forecast (2014E – 2017E average of 20.2%) 4.8% $473 MARKET GROWTH, CHINA AS FORECASTED China growth kept same as management forecast (16.0% CAGR) Margins kept same as management forecast (2014E – 2017E average of 20.2%) 5.7% $489 MARKET GROWTH, R&D CONSTANT Same growth assumptions as 1A R&D percentage of sales kept constant at 2012 level (3.2% of sales rather than increasing to 4.0% as in management forecast) 4.8% $492 MARKET GROWTH, HISTORIC MARGINS Same growth assumptions as 1A EBITDA margins kept constant at historic levels (2010 – 2012 average of 21.6%) 4.8% $511 CHINA SENSITIVITY China growth reduced to market growth rate (7.3% CAGR) Growth in other geographies and margins kept same as management forecast 6.8% $510 DOWNSIDE GROWTH Americas, Europe, and APAC grow at machinery growth rate (3.2%) China growth reduced to market growth rate (7.3% CAGR) Margins kept same as management forecast 3.6% $451 1A 1B 1C 2 3 1 CONFIDENTIAL 1D ’13E –’ 17E

Impact of Market Growth Rate by Geography ($ in millions) 2 6.9% 6.6% 6.3% 16.0% Americas Europe APAC China TOTAL COMPANY SALES CAGR 4.6% 4.5% 4.5% 7.3% Americas Europe APAC China (1.1%) (0.7%) (0.1%) (0.8%) ($22) ($13) ($3) ($16) TOTAL COMPANY 2017E EBITDA SAUER-DANFOSS SALES CAGR ASSUMED UNDERLYING MARKET GROWTH MANAGEMENT FORECAST CONFIDENTIAL Source: Management. Americas Europe APAC China Americas Europe APAC China IMPACT OF REDUCED GEOGRAPHY GROWTH ON From 7.6% to 4.8% CAGR From $527 to $473 EBITDA 1A (’13E – ’ 17E)

'13E - '17E Commentary / Region 2011A 2012E 2013E 2014E 2015E 2016E 2017E CAGR Observations Americas $892 $955 $981 $1,011 $1,064 $1,119 $1,175 4.6% % growth 7.1% 2.7% 3.1% 5.2% 5.2% 5.0% APAC 161 167 160 165 173 182 191 4.5% % growth 3.7% (4.2%) 3.0% 5.0% 5.0% 5.0% Europe 801 664 651 671 704 739 778 4.5% % growth (17.1%) (2.0%) 3.0% 5.0% 5.0% 5.2% China 203 130 165 174 187 202 219 7.3% % growth (36.0%) 26.9% 5.2% 8.0% 8.0% 8.0% Total Sales $2,057 $1,916 $1,958 $2,020 $2,129 $2,243 $2,362 4.8% % growth 25.4% (6.9%) 2.2% 3.2% 5.4% 5.4% 5.3% R&D 64 61 70 76 81 90 94 % margin 3.1% 3.2% 3.6% 3.7% 3.8% 4.0% 4.0% EBITDA 458 400 394 409 434 455 473 4.7% % margin 22.3% 20.9% 20.1% 20.2% 20.4% 20.3% 20.0% CapEx 52 49 70 70 76 79 83 4.2% % margin 2.5% 2.6% 3.6% 3.5% 3.5% 3.5% 3.5% Net Working Capital 256 222 261 270 290 299 315 % margin 12.4% 11.6% 13.3% 13.4% 13.6% 13.3% 13.4% Financial Projections: Market Growth ($ in millions) 3 CON F I D ENT I A L .. Geographic segments growth reduced to market growth rate .. Reflects growth from increasing hydraulics content per machine .. Assumes no market share gains .. EBITDA margin kept same as management forecast .. CapEx and Net working capital as percentage of sales kept same as management forecast 1A Source: Management.

SAUER DANFOSS CONFIDENTIAL

1B Financial Projections: Market Growth, China as Forecasted

($ in millions)

Region	2011A	2012E	2013E	2014E	2015E	2016E	2017E	'13E - '17E CAGR
Americas	$892	$955	$981	$1,011	$1,064	$1,119	$1,175	4.6%
% growth		*7.1%*	*2.7%*	*3.1%*	*5.2%*	*5.2%*	*5.0%*	
APAC	161	167	160	165	173	182	191	4.5%
% growth		*3.7%*	*(4.2%)*	*3.0%*	*5.0%*	*5.0%*	*5.0%*	
Europe	801	664	651	671	704	739	778	4.5%
% growth		*(17.1%)*	*(2.0%)*	*3.0%*	*5.0%*	*5.0%*	*5.2%*	
China	203	130	165	191	225	261	299	16.0%
% growth		*(36.0%)*	*26.9%*	*15.8%*	*17.8%*	*16.0%*	*14.6%*	
Total Sales	**$2,057**	**$1,916**	**$1,957**	**$2,038**	**$2,166**	**$2,301**	**$2,443**	5.7%
% growth	*25.4%*	*(6.9%)*	*2.1%*	*4.1%*	*6.3%*	*6.2%*	*6.1%*	
R&D	**64**	**61**	**70**	**76**	**83**	**93**	**98**	
% margin	*3.1%*	*3.2%*	*3.6%*	*3.7%*	*3.8%*	*4.0%*	*4.0%*	
EBITDA	**458**	**400**	**394**	**412**	**442**	**467**	**489**	5.6%
% margin	*22.3%*	*20.9%*	*20.1%*	*20.2%*	*20.4%*	*20.3%*	*20.0%*	
CapEx	**52**	**49**	**70**	**70**	**77**	**81**	**85**	5.1%
% margin	*2.5%*	*2.6%*	*3.6%*	*3.5%*	*3.5%*	*3.5%*	*3.5%*	
Net Working Capital	**256**	**222**	**261**	**272**	**295**	**307**	**326**	
% margin	*12.4%*	*11.6%*	*13.3%*	*13.4%*	*13.6%*	*13.3%*	*13.4%*	

Commentary / Observations

- China growth kept same as management forecast
- Other geographic segments growth reduced to market growth rate
  - Reflects growth from increasing hydraulics content per machine
- Assumes no market share gains outside of China
- EBITDA margin kept same as management forecast
- CapEx and Net working capital as percentage of sales kept same as management forecast

Source: Management.

4 LAZARD

'13E - '17E Commentary / Region 2011A 2012E 2013E 2014E 2015E 2016E 2017E CAGR Observations Americas $892 $955 $981 $1,011 $1,064 $1,119 $1,175 4.6% % growth 7.1% 2.7% 3.1% 5.2% 5.2% 5.0% APAC 161 167 160 165 173 182 191 4.5% % growth 3.7% (4.2%) 3.0% 5.0% 5.0% 5.0% Europe 801 664 651 671 704 739 778 4.5% % growth (17.1%) (2.0%) 3.0% 5.0% 5.0% 5.2% China 203 130 165 174 187 202 219 7.3% % growth (36.0%) 26.9% 5.2% 8.0% 8.0% 8.0% Total Sales $2,057 $1,916 $1,958 $2,020 $2,129 $2,243 $2,362 4.8% % growth 25.4% (6.9%) 2.2% 3.2% 5.4% 5.4% 5.3% R&D 64 61 63 65 68 72 75 % margin 3.1% 3.2% 3.2% 3.2% 3.2% 3.2% 3.2% EBITDA 458 400 402 420 447 474 492 5.2% % margin 22.3% 20.9% 20.5% 20.8% 21.0% 21.1% 20.8% CapEx 52 49 70 70 76 79 83 4.2% % margin 2.5% 2.6% 3.6% 3.5% 3.5% 3.5% 3.5% Net Working Capital 256 222 261 270 290 299 315 % margin 12.4% 11.6% 13.3% 13.4% 13.6% 13.3% 13.4% Financial Projections: Market Growth, R&D Constant ($ in millions) 5 CONFIDENTIAL1C .. Geographic segments growth reduced to market growth rate .. Reflects growth from increasing hydraulics content per machine .. Assumes no market share gains .. R&D percentage of sales kept same as 2012 level .. CapEx and Net working capital as percentage of sales kept same as management forecast Source: Management.

SAUER DANFOSS
CONFIDENTIAL

1D Financial Projections: Market Growth, Historic Margins

($ in millions)

Region	2011A	2012E	2013E	2014E	2015E	2016E	2017E	'13E - '17E CAGR
Americas	$892	$955	$981	$1,011	$1,064	$1,119	$1,175	4.6%
% growth		*7.1%*	*2.7%*	*3.1%*	*5.2%*	*5.2%*	*5.0%*	
APAC	161	167	160	165	173	182	191	4.5%
% growth		*3.7%*	*(4.2%)*	*3.0%*	*5.0%*	*5.0%*	*5.0%*	
Europe	801	664	651	671	704	739	778	4.5%
% growth		*(17.1%)*	*(2.0%)*	*3.0%*	*5.0%*	*5.0%*	*5.2%*	
China	203	130	165	174	187	202	219	7.3%
% growth		*(36.0%)*	*26.9%*	*5.2%*	*8.0%*	*8.0%*	*8.0%*	
Total Sales	**$2,057**	**$1,916**	**$1,958**	**$2,020**	**$2,129**	**$2,243**	**$2,362**	4.8%
% growth	*25.4%*	*(6.9%)*	*2.2%*	*3.2%*	*5.4%*	*5.4%*	*5.3%*	
R&D	**64**	**61**	**70**	**76**	**81**	**90**	**94**	
% margin	*3.1%*	*3.2%*	*3.6%*	*3.7%*	*3.8%*	*4.0%*	*4.0%*	
EBITDA	**458**	**400**	**424**	**437**	**461**	**485**	**511**	4.8%
% margin	*22.3%*	*20.9%*	*21.6%*	*21.6%*	*21.6%*	*21.6%*	*21.6%*	
CapEx	**52**	**49**	**70**	**70**	**76**	**79**	**83**	4.2%
% margin	*2.5%*	*2.6%*	*3.6%*	*3.5%*	*3.5%*	*3.5%*	*3.5%*	
Net Working Capital	**256**	**222**	**261**	**270**	**290**	**299**	**315**	
% margin	*12.4%*	*11.6%*	*13.3%*	*13.4%*	*13.6%*	*13.3%*	*13.4%*	

Commentary / Observations

- Geographic segments growth reduced to market growth rate
  - Reflects growth from increasing hydraulics content per machine
- Assumes no market share gains
- EBITDA margins kept same as historic levels (average 2010 – 2012)
- CapEx and Net working capital as percentage of sales kept same as management forecast

Source: Management.

6 | LAZARD

'13E - '17E Commentary / Region 2011A 2012E 2013E 2014E 2015E 2016E 2017E CAGR Observations Americas $892 $955 $981 $1,037 $1,115 $1,198 $1,283 6.9% % growth 7.1% 2.7% 5.7% 7.5% 7.4% 7.1% APAC 161 167 160 168 180 192 204 6.3% % growth 3.7% (4.2%) 5.0% 7.1% 6.7% 6.3% Europe 801 664 651 685 735 786 842 6.6% % growth (17.1%) (2.0%) 5.2% 7.3% 6.9% 7.1% China 203 130 165 174 187 202 219 7.3% % growth (36.0%) 26.9% 5.2% 8.0% 8.0% 8.0% Total Sales $2,057 $1,916 $1,957 $2,064 $2,217 $2,378 $2,548 6.8% % growth 25.4% (6.9%) 2.1% 5.4% 7.5% 7.3% 7.1% R&D 64 61 70 77 85 96 102 % margin 3.1% 3.2% 3.6% 3.7% 3.8% 4.0% 4.0% EBITDA 458 400 394 418 452 483 510 6.7% % margin 22.3% 20.9% 20.1% 20.2% 20.4% 20.3% 20.0% CapEx 52 49 70 71 79 84 89 6.2% % margin 2.5% 2.6% 3.6% 3.5% 3.5% 3.5% 3.5% Net Working Capital 256 222 261 276 302 317 340 % margin 12.4% 11.6% 13.3% 13.4% 13.6% 13.3% 13.4% Financial Projections: China Sensitivity ($ in millions) 7 CONFIDENTIAL 2 .. China growth reduced to market growth rate (7.3% CAGR) .. EBITDA margins kept same as management forecast .. CapEx and Net working capital as percentage of sales kept same as management forecast Source: Management.

'13E - '17E Commentary / Region 2011A 2012E 2013E 2014E 2015E 2016E 2017E CAGR Observations Americas $892 $955 $981 $1,012 $1,045 $1,078 $1,113 3.2% % growth 7.1% 2.7% 3.2% 3.2% 3.2% 3.2% APAC 161 167 160 165 170 176 181 3.2% % growth 3.7% (4.2%) 3.2% 3.2% 3.2% 3.2% Europe 801 664 651 672 693 716 738 3.2% % growth (17.1%) (2.0%) 3.2% 3.2% 3.2% 3.2% China 203 130 165 174 187 202 219 7.3% % growth (36.0%) 26.9% 5.2% 8.0% 8.0% 8.0% Total Sales $2,057 $1,916 $1,957 $2,023 $2,096 $2,172 $2,251 3.6% % growth 25.4% (6.9%) 2.1% 3.4% 3.6% 3.6% 3.6% R&D 64 61 70 76 80 87 90 % margin 3.1% 3.2% 3.6% 3.7% 3.8% 4.0% 4.0% EBITDA 458 400 394 409 427 441 451 3.4% % margin 22.3% 20.9% 20.1% 20.2% 20.4% 20.3% 20.0% CapEx 52 49 70 70 74 77 79 3.0% % margin 2.5% 2.6% 3.6% 3.5% 3.5% 3.5% 3.5% Net Working Capital 256 222 261 270 285 290 301 % margin 12.4% 11.6% 13.3% 13.4% 13.6% 13.3% 13.4% Financial Projections: Downside Growth ($ in millions) 8 CONFIDENTIAL 3 .. Developed markets, the Americas and Europe, grow at machinery growth rate (3.2%) .. China growth reduced to market growth rate (7.3% CAGR) .. EBITDA margins kept same as management forecast .. CapEx and Net working capital as percentage of sales kept same as management forecast Source: Management.

Financial Projections: Management Forecast ($ in millions) 9 CONFIDENTIAL Source: Management. '13E - '17E Region 2011A 2012E 2013E 2014E 2015E 2016E 2017E CAGR Americas $892 $955 $981 $1,037 $1,115 $1,198 $1,283 6.9% % growth 7.1% 2.7% 5.7% 7.5% 7.4% 7.1% APAC 161 167 160 168 180 192 204 6.3% % growth 3.7% (4.2%) 5.0% 7.1% 6.7% 6.3% Europe 801 664 651 685 735 786 842 6.6% % growth (17.1%) (2.0%) 5.2% 7.3% 6.9% 7.1% China 203 130 165 191 225 261 299 16.0% % growth (36.0%) 26.9% 15.8% 17.8% 16.0% 14.6% Total Sales $2,057 $1,916 $1,957 $2,081 $2,255 $2,437 $2,628 7.6% % growth 25.4% (6.9%) 2.1% 6.3% 8.4% 8.1% 7.8% R&D 64 61 70 78 86 98 105 % margin 3.1% 3.2% 3.6% 3.7% 3.8% 4.0% 4.0% EBITDA 458 400 394 421 460 495 527 7.5% % margin 22.3% 20.9% 20.1% 20.2% 20.4% 20.3% 20.0% CapEx 52 49 70 72 80 86 92 7.1% % margin 2.5% 2.6% 3.6% 3.5% 3.5% 3.5% 3.5% Net Working Capital 256 222 261 278 307 325 351 % margin 12.4% 11.6% 13.3% 13.4% 13.6% 13.3% 13.4%